UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7, 2010

EZENIA! INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25882	04-3114212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Celina Drive, Suite 17-18, Nashua, NH 03063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (603) 589-7623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 7, 2010, Ezenia! Inc. (the “Company”) issued a press release announcing the appointment of Peter E. Janke as President, Chief Operating Officer and Vice Chairman of the Board of Directors of the Company, responsible for the day-to-day operations and performance of the Company and adding these responsibilities to his Board seat.  Mr. Janke was appointed to the Board in June 2010.  In this new position, Mr. Janke will report to Khoa Nguyen, the Company’s Chairman and Chief Executive Officer.  Mr. Nguyen resigned from his position as President of the Company in connection with Mr. Janke’s appointment.

In connection with his appointment, which was effective as of September 7, 2010, Mr. Janke will receive an option to purchase 300,000 shares of the Company’s common stock, receive an annual base salary of $240,000, and enter into a severance agreement with the Company in substantially the same form previously filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2010.  Under this severance agreement, if Mr. Janke’s employment is terminated by the Company without “cause”, or Mr. Janke terminates his employment for “good reason”, then Mr. Janke will be entitled to receive salary continuation for up to six months, as well as the right to participate in the Company’s health, dental and vision programs during such period.

Peter Janke, 67,was the Executive Vice President of the Seneca Group, LLC, where he launched a consulting practice in corporate restructuring and revitalization.  Mr. Janke also served as the Chief Operating Officer of Raytheon Information Solutions where he assumed operating control of $300 million Federal Information Technology business scattered among several business units and was chartered to consolidate contracts, business practices, personnel and market strategies.  He was also the Senior Vice President of Business Development at STG, Inc. and the Senior Vice President of Marketing & Sales at Litton Information Systems Group. Mr. Janke earned a MA at Georgetown, a BA at the University of Wisconsin and has attended the Executive Education Programs at the Harvard Business School.  Mr. Janke is a Vietnam veteran who served in the US Air Force and carries a current Top Secret clearance.

Item 7.01 Regulation FD Disclosure.

On September 7, 2010, the Company issued a press release announcing Mr. Janke’s appointment, a copy of which is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1         Ezenia! Inc. Press Release, dated September 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.

Dated: September 9, 2010	By:	/s/ Thomas J. McCann
Thomas J. McCann
Chief Financial Officer